Exhibit 99.1

News

March 29, 2005	Analyst Contact:	Weldon Watson
918-588-7158
	Media Contact:	Lori Webster
918-588-7570

ONEOK updates 2005 guidance; provides quarterly guidance

Tulsa, Okla.— ONEOK, Inc. (NYSE:OKE) today announced that it has reaffirmed its earnings guidance for 2005 in the range of $2.22 to $2.28 per diluted share of common stock. In addition, the company has updated segment operating income estimates and provided quarterly earnings per share guidance.

ONEOK Chairman, President and Chief Executive Officer David Kyle said, “We are increasing our 2005 projected net income to $250 million; however, our earnings per share guidance is unchanged. We continue to experience the impact of strong natural gas and natural gas liquids prices, which are partially offset by higher employee benefit costs and an increased number of fully diluted common shares. The segment guidance update primarily reflects an increase in operating income for the Gathering and Processing segment and decreases in our Production and Distribution segments. Again, I want to reiterate that our guidance does not include any margin for trading opportunities in our Energy Services segment.”

Kyle added, “As we are completing our first quarter, we also want to provide investors and analysts with quarterly guidance.”

UPDATED SEGMENT ESTIMATES

A segment income statement, capital expenditures forecast and cash flow projection for 2005 are included on Attachment I. The following highlights the changes:

Production

Although natural gas price forecasts have increased, we are lowering expected operating income for our production operations for 2005 from $66 million to $57 million. This decrease primarily relates to a decrease in anticipated production volumes due to our difficulty in getting access to additional drilling and workover rigs, coupled with the increased demand in all ancillary services involved with drilling, completion and production.

Gathering and Processing

We have increased the expected operating income from our gathering and processing operations from $117 million to $150 million for 2005 based on the continued effect of higher spreads on our keep-whole contracts and higher prices generally for natural gas liquids and natural gas sold under percentage-of-proceeds contracts.

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ONEOK updates 2005 guidance; provides quarterly guidance

March 29, 2005

Distribution

We have decreased expected operating income from our distribution operations from $125 million to $112 million, primarily resulting from increased employee pension costs, postretirement benefits and medical costs.

Other Issues

•	The number of fully diluted common shares used to calculate earnings per share is higher due to the increase in the ONEOK share price which increases the number of mandatory convertible equity units used to calculate earnings per share. The impact of these securities for each period and the assumptions used for these calculations are shown on Attachment I.

•	Depreciation expense is expected to be approximately $207 million. Deferred taxes are estimated to be approximately $45 million.

•	The forecast for interest expense has increased as a result of interest rates rising faster than anticipated and increased working capital as a result of higher commodity prices and higher levels of gas in storage.

•	Other income/expense includes $10 million representing our expected equity income from Northern Border Partners.

•	Cash flow before changes in working capital is anticipated to exceed capital expenditures and dividends by $150 to $160 million.

•	Through March 15, 2005, we have repurchased 815,700 shares of our common stock through our stock buyback program.

•	Common stock dividends have been forecast at $1.00 per share based on the current dividend rate.

•	For the period March through December, projected average prices used are NYMEX natural gas of $7.04 per Mcf, crude oil of $54.34 per barrel and a Conway OPIS composite natural gas liquids price of $0.84 per gallon.

QUARTERLY EARNINGS PER SHARE GUIDANCE

	2005 (Guidance)	2004 (Actuals)
First quarter	$0.96	$1.04
Second quarter	$0.18	$0.17
Third quarter	$0.17	$0.19
Fourth quarter	$0.94	$0.90

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ONEOK updates 2005 guidance; provides quarterly guidance

March 29, 2005

ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the largest natural gas distributor in Kansas and Oklahoma, and the third largest in Texas, serving over 2 million customers. We gather, process, store and transport natural gas in the mid-continent region of the United States. Our energy services operation focuses primarily on marketing natural gas and related services throughout the United States. We are also involved in oil and gas production in Oklahoma and Texas. ONEOK is the majority general partner of Northern Border Partners L.P. (NYSE:NBP), one of the largest publicly-traded limited partnerships. Northern Border acquires, owns and manages pipelines and other midstream energy assets and is a leading transporter of natural gas imported from Canada into the United States.

For information about ONEOK, Inc. visit the Web site: www.oneok.com.

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Some of the statements contained in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory and legal proceedings, market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in various circumstances. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of operations and other statements contained or incorporated in this press release generally identified by words such as “anticipate,” “estimate,” “expect,” “forecast,” “intend,” “believe,” “projection” or “goal.”

You should not place undue reliance on the forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions, risks and other factors referred to specifically in connection with forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	risks associated with any reduction in our credit ratings;

•	the effects of weather and other natural phenomena on energy sales and prices;

•	competition from other energy suppliers as well as alternative forms of energy;

•	the capital intensive nature of our business;

•	further deregulation of the natural gas business;

•	competitive changes in the natural gas gathering, transportation and storage business resulting from deregulation of the natural gas business;

•	the profitability of assets or businesses acquired by us;

•	risks of marketing, trading and hedging activities as a result of changes in energy prices or the financial condition of our counterparties;

•	economic climate and growth in the geographic areas in which we do business;

•	the uncertainty of estimates, including accruals, cost of environmental remediation, and oil and gas reserves;

•	the timing and extent of changes in commodity prices for natural gas, natural gas liquids, electricity and crude oil;

•	the effects of changes in governmental policies and regulatory actions, including, changes with respect to income taxes, environmental compliance, and authorized rates or recovery of gas costs;

•	the impact of recently issued and future accounting pronouncements and other changes in accounting policies;

•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political dynamics in the Middle East and elsewhere;

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ONEOK updates 2005 guidance; provides quarterly guidance

March 29, 2005

•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;

•	the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension expense and funding resulting from changes in stock and bond market returns;

•	risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the results of administrative proceedings and litigation involving the Oklahoma Corporation Commission, Kansas Corporation Commission, Texas regulatory authorities or any other local, state or federal regulatory body, including the Federal Energy Regulatory Commission;

•	our ability to access capital at competitive rates on terms acceptable to us;

•	the risk of a significant slowdown in growth or decline in the U.S. economy or the risk of delay in growth or recovery in the U.S. economy;

•	risks associated with the adequate supply of natural gas to our gathering and processing facilities, including production declines which outpace new drilling;

•	risks inherent in the implementation of new software, such as our customer service system, and the impact on the timeliness of information for financial reporting;

•	the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;

•	the impact of the outcome of pending and future litigation; and

•	the other factors listed in the reports we have filed and may file with the Securities and Exchange Commission, which are incorporated by reference.

Other factors and assumptions not identified above were also involved in the making of the forward-looking statements. The failure of those assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. We have no obligation and make no undertaking to update publicly or revise any forward-looking statements.

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ONEOK updates 2005 guidance; provides quarterly guidance

March 29, 2005

ONEOK, Inc. and Subsidiaries	Attachment I
EARNINGS GUIDANCE

(In Millions, except per share data)	Previous 2005 Guidance	Updated 2005 Guidance	Change
Operating Income
Production	$66	$57	$(9)
Gathering and Processing	117	150	33
Transportation and Storage	50	50	—
Distribution	125	112	(13)
Energy Services	131	131	—
Other	1	1	—

Operating Income	490	501	11
Other income/expense	1	13	12
Interest expense	100	108	8
Income taxes	151	156	5

Net Income	$240	$250	$10

Earnings Per Share of Common Stock - Diluted	$2.25	$2.25	$—

	Previous Guidance	2005 Guidance
Average Share of Common Stock - Diluted (millions of shares)		Q1	Q2	Q3	Q4	12 Months
Average shares of common stock outstanding	104.3	104.0	103.4	103.4	103.5	103.5
Dilutive components (1)
Mandatory convertible equity units (2)	1.3	6.3	6.5	6.7	6.9	6.6
Other dilutive components	0.8	1.1	1.2	1.2	1.3	1.2

Total Average Shares of Common Stock - Diluted	106.4	111.4	111.1	111.3	111.7	111.3

Capital Expenditures
Production						$55
Gathering and Processing						35
Transportation and Storage						19
Distribution						145
Energy Services						—
Other						3

Total Capital Expenditures	$235					$257

Cash Flow from Operations
Cash Flow from Operations before Change in Working Capital	$461					$516
Less Dividends	90					104
Less Capital Expenditures	235					257

Surplus	$136					$155

(1)	Earnings per share for each quarter will not necessarily sum to the earnings per share for the twelve months and year to date due to changes in the number of shares between periods and rounding differences. Dilutive components included in the average shares of common stock for the twelve months and year to date are computed by taking the average for that component for each quarter in the respective period (i.e. the mandatory convertible equity units for the twelve-month period are computed by adding the units for each quarter and dividing by the number of quarters or 6.3 + 6.5 + 6.7 + 6.9 = 26.4, 26.4 / 4 = 6.6).
(2)	For purposes of this guidance, the dilutive effect of the mandatory convertible equity units has been calculated using $30.50, $31.00, $31.50 and $32.00 as the average closing price for the last 20 trading days of the first, second, third and fourth quarters, respectively. Under this method, it is assumed that 19.5 million shares of common stock are issued for the equity units at $20.63. Those proceeds are used to repurchase common stock at the current market prices. The difference between the shares issued and repurchased is used in the calculation of earnings per share. If the ONEOK common stock price is below $20.63, there is no impact on the earnings per share calculation.